                                                                   Exhibit 10.1


                      SECOND AMENDMENT TO CREDIT AGREEMENT



         This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of May 6, 1994, is entered into by and among DREYER'S GRAND ICE CREAM, INC. (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for itself and the Banks (the "Agent"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, ABN AMRO BANK N.V., and CONTINENTAL BANK N.A. (collectively, the "Banks").



                                    RECITALS

         A. The Company, Bank of America National Trust and Savings Association, ABN AMRO Bank N.V., Continental Bank N.A., and Agent are parties to a Credit Agreement dated as of April 30, 1993 (as amended and as in effect as of the date of this Amendment, the "Credit Agreement") pursuant to which the Agent and such banks have extended certain credit facilities to the Company.

         B. The Company has asked the Agent and the Banks to amend the Credit Agreement as set forth in this Amendment.

         C. The Agent and the Banks are willing to amend the Credit Agreement as set forth and subject to the terms and conditions of this Amendment.


         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

         2. Amendments to Credit Agreement.


                 (a) The following definitions are added to Article 1 of the Credit Agreement in the proper alphabetical order:

                 "BofA Bridge Loan" means the $100,000,000 non-revolving line of credit granted by BofA to the Company pursuant to a credit agreement between BofA and the Company dated as of May 6, 1994, as in effect from time to time.

                 "Nestle Agreement" means the Stock and Warrant Purchase Agreement by and between the Company and Nestle Holdings, Inc. as the Purchaser dated May 6, 1994, together with all of its Exhibits and Schedules, in the form delivered to the Banks on May 6, 1994.

                 "Nestle Closing" means the date on which the Company delivers certificates for "Shares" and "Warrants" to Nestle Holdings, Inc. and the Company receives the "Share Purchase Price" and the "Warrant Purchase Price" from Nestle Holdings, Inc. as set forth in the Nestle Agreement (as such terms are defined in the Nestle Agreement).

                 "Share Purchase Period" means the period:

                 (a) Commencing on the first date on which both of the following have occurred (1) the Nestle Agreement has been publicly announced by the Company or Nestle Holdings, Inc. and (2) the Nestle Agreement has been executed by all the parties thereto; and

                 (b)  Ending on the earliest of:

                          (1) 60 days after the date determined in accordance
                 with (a) of this definition, except that if the Nestle Closing occurs prior to the end of such 60 day period, 180 days after the Nestle Closing;

                          (2) the date the Nestle Agreement is terminated or
                              ceases to be in effect for any reason; or

                          (3) the date the Nestle Agreement is modified in a manner not acceptable to the Majority Banks, if such modification occurs prior to Nestle Closing.


                 (b) Section 5.1(c) of the Credit Agreement is hereby amended in its entirety to provide as follows:

                          "(c) is duly qualified as a foreign corporation, licensed and, except as specifically disclosed in Schedule 5.1, in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and"


                 (c) Sections 5.7(b) and 5.7(c) of the Credit Agreement are hereby amended in their entirety to provide as follows:

                          "(b) Except as specifically disclosed in Schedule 5.7, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the Plan.

                          "(c) Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the Code and, except as specifically disclosed in Schedule 5.7, to the best knowledge of the Company nothing has occurred which would cause the loss of such qualification or tax-exempt status."


                 (d) Section 5.12(a) of the Credit Agreement is hereby amended in its entirety to provide as follows:


                          "(a) Except as specifically disclosed in Schedule 5.12, the on-going operations of the Company and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not reasonably be expected (if enforced in accordance with applicable law) to result in liability in excess of $5,000,000 in the aggregate.


                 (e) Section 5.15 of the Credit Agreement is hereby amended in its entirety to provide as follows:

                 "5.15 Labor Relations. There are no strikes, lockouts or other labor disputes against the Company or any of its Subsidiaries, or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries and, except as specifically disclosed in Schedule 5.15, no significant unfair labor practice complaint is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them before any Governmental Authority.


                 (f) Section 5.16 of the Credit Agreement is hereby amended by replacing "Schedule 5.5" with "Schedule 5.16".


                 (g) Section 6.2 of the Credit Agreement is hereby amended by deleting "and" at the end of subsection 6.2(c), changing the "." at the end of subsection 6.2(d) to ";" and adding the following subsections 6.2(e) and (f):

                          "(e) Promptly, during the period commencing on May 6, 1994 and ending on the Nestle Closing, copies of all material communications received and sent by the Company or of which the Company is aware, in connection with the Nestle Agreement and any transaction contemplated by the Nestle Agreement, including but not limited to communications from the Federal Trade Commission and the Department of Justice relating to the foregoing; and"

                          "(f) No later than 10 days after the last day of the Share Purchase Period, a certificate signed by a Responsible Officer of the Company certifying that the Company immediately retired all of the common stock of Company which it purchased during the Share Purchase Period."


                 (h) Section 6.3 of the Credit Agreement is hereby amended by deleting "and" at the end of subsection 6.3(h), changing the "." at the end of subsection 6.3(i) to "; and" and adding the following subsection 6.3(j):

                          "(j) during the period commencing on May 6, 1994 and ending on the Nestle Closing, each proposed amendment, modification, or waiver to the Nestle Agreement."


                 (i) Section 7.5 of the Credit Agreement is hereby amended by deleting "and" at the end of subsection 7.5(f), replacing the "." at the end of subsection 7.5(g) with "; and", and adding the following subsection 7.5(h):

                          "(h) the BofA Bridge Loan during the period from May 6, 1994 through the earlier of (1) the Nestle Closing, or (2) 60 days after May 6, 1994."


                 (j) Section 7.7 of the Credit Agreement is hereby amended in its entirety to provide as follows:

                 "7.7 Use of Proceeds. The Company shall not and shall not suffer or permit any of its Subsidiaries to use any portion of proceeds of the Loans, directly or indirectly, (i) to purchase or carry Margin Stock (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock,
         (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act; except that the Company may use any portion of proceeds of the Loans (x) to pay for purchases, during the Share Purchase Period, of the Company's common stock for immediate retirement and (y) to repay indebtedness of the Company which incurred during the Share Purchase Period in order to purchase its own common stock for immediate retirement during such period."


                 (k) Section 7.8 of the Credit Agreement is hereby amended by deleting "and" at the end of subsection 7.8(b), replacing the "." at the end of subsection 7.8(c) with "; and", and adding the following as subsection 7.8(d):

                          "(d) In addition to that permitted under the preceding subsections, Guaranty Obligations covering up to $1,000,000 principal of primary obligations."

                 (l) Section 7.12(b) of the Credit Agreement is hereby amended in its entirety to provide as follows:

                          "(b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock. Purchases of its common stock for immediate retirement during the Share Purchase Period up to an amount equal to the Net Issuance Proceeds of the "Securities" (as defined in the Nestle Agreement) sold to Nestle Holdings, Inc. under the Nestle Agreement shall be deemed an acquisition with the proceeds received from the substantially concurrent issue of new shares of its common stock for purposes of this subsection;"


                 (m) Section 7.14 of the Credit Agreement is hereby amended in its entirety to provide as follows:

                 "7.14 Current Ratio. On and after the Initial Borrowing Date, the Company shall not permit during any fiscal quarter its ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 2.0 to 1.0.

                          "(a) Outstandings under this Agreement shall not be included in Consolidated Current Liabilities throughout the Company's 1994 fiscal year.

                          "(b) Outstandings under the BofA Bridge Loan shall not be included in Consolidated Current Liabilities during the period from May 6, 1994 through the earliest of (1) the Nestle Closing, (2) 60 days after May 6, 1994, (3) the date the Nestle Agreement is modified in a manner not acceptable to the Majority Banks, or (4) the date the Nestle Agreement is terminated or ceases to be in effect for any reason."


                 (n) Section 7.15 of the Credit Agreement is hereby amended in its entirety to provide as follows:

                 "7.15 Consolidated Tangible Net Worth. The Company shall not permit its Consolidated Tangible Net Worth at any time during any fiscal quarter to be less than the sum of (i) $90,000,000; plus (ii) 75% of the Company's net profit for each fiscal quarter beginning with the first fiscal quarter of 1993; plus (iii) 100% of Net Issuance Proceeds of any stock offerings or subordinated debt, subject to the provisions of subsection (b) of this Section.

                          "(a) During the period from May 6, 1994 through the earliest of (1) the Nestle Closing, (2) 60 days after May 6, 1994, (3) the date the Nestle Agreement is modified in a manner not acceptable to the Majority Banks, or (4) the date the Nestle Agreement is terminated or ceases to be in effect for any reason, the Company's purchases of its common stock which are permitted under Section 7.12(b) shall be disregarded in computing the Company's Consolidated Tangible Net Worth; and

                          "(b) After the lapse of the period provided in subsection (a) of this Section, in making the computations required under this Section, the portion of Net Issuance Proceeds from the Nestle Agreement to be included shall be the amount by which such Net Issuance Proceeds exceeds the aggregate purchase price paid by the Company for the purchases of its common stock during the Share Purchase Period and permitted under Section 7.12(b).


                 (o) Section 7.16 of the Credit Agreement is hereby amended in its entirety to provide as follows:

                 "7.16 Leverage Ratio. The Company shall not permit its Leverage Ratio to exceed the ratio indicated for the period set forth below:

                    "Period                          Ratio
                     ------                          -----
         "First fiscal quarter of 1993             2.25 to 1.0
         "Second fiscal quarter of 1993            2.25 to 1.0
         "Each fiscal quarter thereafter           1.25 to 1.0

         "The financial effect of the BofA Bridge Loan and the Company's purchases of its common stock during the Share Purchase Period shall be disregarded in determining compliance under this Section during the period commencing on the first date on which both of the following have occurred (1) the Nestle Agreement has been publicly announced by the Company or Nestle Holdings, Inc. and (2) the Nestle Agreement has been executed by the parties thereto, and ending on the earliest of
         (w) the Nestle Closing, (x) 60 days after the beginning of such period, (y) the date the Nestle Agreement is modified in a manner not acceptable to the Majority Banks, or (z) the date the Nestle Agreement is terminated or ceases to be in effect for any reason."

                 (p) Section 7.17 of the Credit Agreement is hereby amended in its entirety to provide as follows:

                 "7.17 Minimum Fixed Charge Coverage Ratio. The Company shall not permit its Fixed Charge Coverage Ratio (a) during the first quarter of 1994 to be less than 2.40 to 1.00 and (b) at all other times before and after such first quarter, to be less than 2.50 to
         1.00. For purposes of this Section, Fixed Charge Coverage Ratio means the ratio of "A" to "B" where:

         ""A" means the sum of earnings before taxes plus current operating lease expenses plus interest expense; and

         ""B"    means interest expense plus current operating lease expense;

         "in all cases computed on a consolidated basis and measured on the last day of a fiscal quarter on a rolling four quarter basis."

                 (q) The Credit Agreement is hereby amended by adding the following Section 7.22 immediately after Section 7.21:

                 "7.22  The Nestle Agreement.

                          "(a) Prior to the Nestle Closing, the Company shall not enter into or agree to any amendment, waiver, or other modification to the Nestle Agreement without the prior written consent of the Majority Banks. The Banks agree to give such consent unless, in the sole opinion of the Majority Banks, such modification will have a material adverse effect to the interests of the Banks under this Agreement.

                          "(b) The Agent shall notify the Company whether or not the Majority Banks have consented to the proposed modification not later than three Business Days after the Agent receives notice from the Company of the proposed modification together with all details necessary to enable the Banks to decide whether or not to give their consent. Failure by the Agent to so notify the Company shall be deemed a decision of the Majority Banks not to grant the requested consent.

                          "(c) Failure by the Company to obtain the prior written consent of the Majority Banks as required under subsection (a) of this Section shall not constitute an Event of Default."


                 (r) The Credit Agreement is hereby amended by adding Schedules 5.1 and 5.16 and replacing Schedules 5.7, 5.12, 5.15, and 5.17 with the respective schedules bearing the same heading set forth in Schedule I of this Amendment.


                 (s) The schedules to the Compliance Certificate shall be modified to reflect the changes to the Credit Agreement contained in this Amendment.



         3. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Banks as follows:

                 (a) No Default or Event of Default has occurred and is continuing.

                 (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

                 (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct.

                 (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other person.



         4. Effective Date. This Amendment will become effective on May 6, 1994 (the "Effective Date"), provided that each of the following conditions precedent has been satisfied on such date:

                 (a) The Agent has received from the Company a duly executed original of this Amendment and with respect to each Bank, either a duly executed original signature page to this Amendment or a signature page sent by facsimile transmission to be followed promptly by mailing of a hard copy. Each of the parties understands and agrees that receipt by the Agent of a facsimile transmitted signature page purportedly bearing the signature of a Bank shall bind such Bank with the same force and effect as the delivery of a hard copy original and failure by the Agent to receive the hard copy original signature page shall not diminish the binding effect of receipt of a facsimile transmitted signature page.

                 (b) The Agent has received from Manwell & Milton, counsel to the Company, an opinion dated the Effective Date and addressed to the Agent and the Banks substantially in the form of Exhibit 1 to this Amendment.

                 (c) The Agent has received from the Company a copy of a resolution passed by the board of directors of the Company, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment and in form and substance satisfactory to Majority Banks.

                 (d) The Agent has received from the Company a certificate of the Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute and deliver this Amendment and in form and substance satisfactory to Majority Banks.

                 (e) The Agent has received from the Company a certificate, signed by a Responsible Officer of the Company, certifying that all representations and warranties contained herein are true and correct as of the Effective Date.

                 (f) The Agent has received, in sufficient number of copies for Agent and each Bank, certified by the Company to be true and complete, copies of the Nestle Agreement in the version to be executed.

         5. Covenants. The Company covenants and agrees that it shall deliver to the Agent in sufficient number of copies for Agent and each Bank, certified by the Company to be true and complete, as soon as available:

                 (a) And in any event, within five Business Days after the date of this Agreement, copies of the Nestle Agreement in the form executed, certified by the Company to be true and complete and as executed by all the parties thereto with the exhibits and schedules in the form to be executed by the party or parties designated therein; and

                 (b)  In any event, within five Business Days after the Nestle
Closing:

                          (1) Copies of each of the agreements, instruments, and documents (other than the Nestle Agreement), set forth in Section 4.1(f), certified by the Company to be true and complete and as executed by the party or parties designated therein;

                          (2) Copies of each of the resolutions passed by the Board of Directors of Nestle Holdings, Inc. certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of the Nestle Agreement, and all instruments, documents, and other agreements relating to the Nestle Agreement; and

                          (3) The certificate of the Secretary of Nestle Holdings, Inc. certifying the names and true signatures of the officers of Nestle Holdings, Inc. authorized to execute and deliver the Nestle Agreement.

The copies of the agreements, instruments, documents, resolutions, and certificates to be delivered under this subsection shall be delivered with a certificate (executed by a Responsible Officer of the Company) representing and warranting that such agreements, instruments, and documents are substantially identical to those delivered pursuant to Section 4.1(f).

Any failure to so deliver such agreements, instruments, documents, resolutions, and certificates, and any misrepresentation in the accompany certificate from a Responsible Officer shall be an Event of Default under the Credit Agreement.



         6. Miscellaneous.

                 (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

                 (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

                 (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

                 (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                 (e) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

                 (f) The Company covenants to pay to or reimburse the Agent, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment.

                 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.



                             DREYER'S GRAND ICE CREAM, INC.


                             By: /s/  William C. Collett
                                 ________________________
                                 Name: William C. Collett
                                 Title: Treasurer





                             BANK OF AMERICA NATIONAL
TRUST
                             AND SAVINGS ASSOCIATION, as Agent


                             By: /s/  Kevin C. Leader
                                 _________________________
                                 Name: Kevin C. Leader
                                 Title: Vice President





                             BANK OF AMERICA NATIONAL
TRUST
                             AND SAVINGS ASSOCIATION, as a Bank


                             By: /s/  Michael J. Dasher
                                 _________________________
                                 Name: Michael J. Dasher
                                 Title: Vice President

                             ABN AMRO BANK N.V.



                             By:   /s/  CAROL A. LEVINE
                                  ---------------------------
                                  Name: Carol A. Levine
                                  Title: Vice President



                             By:   /s/  ROBERT N. HARTINGER
                                  ----------------------------
                                  Name:  Robert N. Hartinger
                                  Title:  Group Vice President

                             CONTINENTAL BANK N.A.



                             By:  /s/  GUY R. STAPLETON
                                  -----------------------
                                  Name: Guy R. Stapleton
                                  Title: Vice President

                                   EXHIBIT 1


                       Opinion of Counsel for the Company



                                            May 6, 1994

Bank of America N.T. & S.A.
555 California Street
San Francisco, CA 94104

Continental Bank N.A.
231 South LaSalle Street
Chicago, IL  60697

ABN AMRO Bank N.V.
555 California Street
 Suite 2750
San Francisco, CA 94104

Gentlemen:

                 We have acted as counsel to Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), in connection with the Second Amendment dated May 3, 1994 (the "Amendment") to Credit Agreement dated as of April 30, 1993 and amended May 24, 1993 (the "Credit Agreement"), among the Company, Bank of America N.T. & S.A., as one of the Banks and as Agent, and ABN AMRO Bank N.V. and Continental Bank N.A. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Credit Agreement. This opinion is rendered pursuant to Section 4(b) of the Amendment.

                 The Company has entered into a Stock and Warrant Purchase Agreement with Nestle Holdings, Inc. dated of even date herewith (the "Nestle Agreement"), pursuant to which, among other things, the Company will issue three million (3,000,000) shares of common stock of the Company and warrants exercisable for an additional two million (2,000,000) shares. The Company has also authorized a program to repurchase shares of common stock of the Company with funds of up to one hundred and six million dollars ($106,000,000) (the "1994 Stock Repurchase Program").

                 We have examined executed copies of the Amendment and the Credit Agreement. We have also examined such other documents and certificates of public officials and representatives of the Company as we have deemed necessary as a basis for the opinions expressed herein. With respect to factual matters not within our actual knowledge, we have made no independent investigation but have relied solely upon factual recitals set forth in the Credit Agreement and in other documents which we have reviewed and upon the officer's certificate and the certificates of appropriate public officials referred to above.

                 We have assumed the genuineness of all signatures and documents submitted as originals, that all copies submitted to us conform to the originals, the legal capacity of all natural persons, and as to documents executed by entities other than the Company or its Subsidiaries, that each such entity has complied with any applicable requirement to file returns and pay taxes under the California Franchise Tax law and had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable

Bank of America N.T. & S.A.
Continental Bank N.A.
ABN AMRO Bank N.V.
May 6, 1994
Page 2

against, such entities.

                 Based on the foregoing and subject to the qualifications set forth below, it is our opinion that:

                 1. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification (except in such jurisdiction or jurisdictions where a failure to do any or all of the above would not have a Material Adverse Effect).

                 2. The Company has full corporate power and authority to execute, deliver and perform its obligations under the Amendment, the Credit Agreement and the Nestle Agreement. Each of the Company and its Subsidiaries has full corporate power and authority to own its property and to carry on its business in the manner currently conducted.

                 3. The Amendment, the Credit Agreement and the Nestle Agreement have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company.

                 4. The Amendment, the Credit Agreement and the Nestle Agreement are valid and binding obligations of the Company, enforceable in accordance with their respective terms.

                 5. Execution and delivery of the Amendment, the Credit Agreement and the Nestle Agreement, performance by the Company of its obligations under each such agreement, and the performance by the Company of its 1994 Stock Repurchase Program, do not violate the Certificate of Incorporation or by-laws of the Company, or any applicable law or regulation or any order of court or arbitrator known to us and specifically directed to the Company or its Subsidiaries, or, except as set out in Exhibit A to this letter, result in a material breach of, or default under, the provisions of any material contract known to us by which the Company or its Subsidiaries is bound.

                 6. To our knowledge, except as set forth in Schedule 5.5 to the Credit Agreement, there are no actions, suits or proceedings pending or overtly threatened against the Company or its Subsidiaries before any court or administrative agency which (i) affect or pertain to the Credit Agreement or the transactions contemplated thereby, or (ii) if determined adversely, would reasonably be expected to have a Material Adverse Effect.

                 7. To our best knowledge at the date hereof, all conditions to Closing under the Nestle Agreement would be met at the date hereof, except for: (i) the condition set forth in Section 1.4(a)(ii) of the Nestle Agreement, and (ii) the execution and delivery at the Closing under the Nestle Agreement of those documents, in the form attached to the

Bank of America N.T. & S.A.
Continental Bank N.A.
ABN AMRO Bank N.V.
May 6, 1994
Page 3

Nestle Agreement (if so attached), described in Sections 1.4(b)(vi)-(xii) and Sections 1.4(c)(iv)-(vi) (inclusive) of the Nestle Agreement; provided, however, that we express no opinion as to the condition set forth in Section 1.4(c)(i) of the Nestle Agreement.

                 8. To our knowledge, neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or extending credit for the purpose of purchasing or carrying Margin Stock.

                 9. All shares of common stock of the Company to be repurchased by the Company as part of its 1994 Stock Repurchase Program will be retired by the Company upon repurchase and therefore any such repurchased shares would not be Margin Stock.

                 10. We have advised the Company or have arranged for the Company to receive advice from other competent counsel in connection with the following Requirements of Law, which advice we deemed necessary or prudent to fully advise the Company regarding (a) its obligations under and the legal effects of entering into and performing the Nestle Agreement, and (b) the Company's commencement and performance of its 1994 Stock Repurchase Program:

                          Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended Clayton Act of 1914, as amended

                          Delaware General Corporation Law regarding director's duties and general corporate governance

                          Section 13(e) of the Securities Exchange Act of 1934, as amended, and Rule 10b-18 promulgated under such act

                 The opinions set forth above are subject to the following qualifications:

                 (a) The enforceability of the Company's obligations under the Amendment and the Credit Agreement are subject to the effect of any applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or similar law affecting creditor's rights generally, to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), to the requirement that any actions taken or determinations made by the Bank be consistent with the implied covenant of good faith and fair dealing and the Bank's obligation to act in a commercially reasonable manner in exercising any rights and remedies.

                 (b) Whenever a statement herein is qualified by "known to us," "to our knowledge," or similar phrase, it indicates that in the course of our representation of the Company no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein.

Bank of America N.T. & S.A.
Continental Bank N.A.
ABN AMRO Bank N.V.
May 6, 1994
Page 4


                We express no opinion as to any matter other than as set forth above. Further, we express no opinion on the laws of any jurisdiction other than the State of California, the federal law of the United States of America and the corporate law of the State of Delaware.

                The opinion expressed herein are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion.

Bank of America N.T. & S.A.
Continental Bank N.A.
ABN AMRO Bank N.V.
May 6, 1994
Page 5

                    This opinion is rendered solely for your use in connection with the transaction described above and may not be relied upon by any other person for any purpose without our prior written consent.



                                       Very truly yours

                                       MANWELL & MILTON

                                       By
                                          Edmund R. Manwell

                                   SCHEDULE I
                                     OF THE
                      SECOND AMENDMENT TO CREDIT AGREEMENT



                 Set out on the following pages are Schedules 5.1, 5.7, 5.12, 5.15, 5.16 and 5.17 of the Credit Agreement.

                                  SCHEDULE 5.1
                              TO CREDIT AGREEMENT

STATES WHERE EITHER THE COMPANY OR A SUBSIDIARY IS NOT AS OF MAY 3, 1994 IN GOOD STANDING

                                              State Where
Name                                      Not in Good Standing
- - - ----                                      --------------------
Edy's Grand Ice Cream                          Kansas*
                                               Nebraska*
                                               New Mexico**

Edy's of Illinois, Inc.                        Indiana**

                                  SCHEDULE 5.7
                              TO CREDIT AGREEMENT

                                     ERISA

List of All Plans

Stock Related Plans

1. Dreyer's Grand Ice Cream, Inc. Incentive Stock Option Plan (1982).

2. Dreyer's Grand Ice Cream, Inc. Stock Option Plan (1992).

3. Dreyer's Grand Ice Cream, Inc. Stock Option Plan (1993).

4. Dreyer's Grand Ice Cream, Inc. Section 423 Employee Stock Purchase Plan
(1990).

5. Dreyer's Grand Ice Cream, Inc. Employee Secured Stock Purchase Plan (1990).

6. Dreyer's Grand Ice Cream, Inc. Employee Stock Gift Plan.

Defined Contribution Plans

7. Dreyer's Grand Ice Cream, Inc. Money Purchase Pension Plan, as amended.

8. Dreyer's Grand Ice Cream, Inc. Savings Plan, as amended.

Miscellaneous Plans
(some which are not set forth in written plan documents)

9. Dreyer's Grand Ice Cream, Inc. Bonus Plan.

10. Dreyer's Grand Ice Cream, Inc. Sick Leave Program.

11. Dreyer's Grand Ice Cream, Inc. Salary Continuance Program.

12. Dreyer's Grand Ice Cream, Inc. Flexible Benefit Plan, as amended (and related Rainbow Plan Flexible Compensation Trust dated January 1,
1987).

13. Dreyer's Grand Ice Cream, Inc. Taxsavers Plan (1983).

14. PrinCare Retiree Medical through Principal Mutual Life Insurance Company.

15. Metromatic Life Insurance Program through Metropolitan Life Insurance
Company.

Third Party Insurance Based Plans

16. Life Insurance, Accidental Death and Dismemberment, Long Term Disability and Dental Coverage through Principal Mutual Life Insurance Company

17. Comprehensive Health Plan and Vision Plan provided through Principal Mutual Life Insurance Company.

18. Preferred Provider Organization Health Plan and Vision Plan provided through Principal Mutual Life Insurance Company.

19. CIGNA FlexCare Health Maintenance Organization (including CIGNA
Medical Group Healthplan, CIGNA Private Practice Plan, CIGNA Healthplan of San Diego and CIGNA Healthplan of Northern California).

20. Physicians Health Plan (PHP) provided through Physicians Health Plan of Indiana.

21. Medica Primary #390 provided through Medica (Minnesota).

Multiemployer Plans

22. Western Conference of Teamsters Pension Trust (Local 150 and 302) (and corresponding Trust Agreement).

23. Dairy Industry Trust Fund (Local 302) (and corresponding Trust Agreement).

24. United Food and Commercial Workers Union Local 655 Welfare Fund (and corresponding Trust Agreement).

25. Stationary Engineers Local 39 Health & Welfare Plan (and corresponding Trust Agreement).

26. IUOE Stationary Engineers Local 39 Annuity Trust Fund (and corresponding Trust Agreement).

27. IUOE Stationary Engineers Local 39 Pension Plan (and corresponding Trust Agreement).

Existing Remediable Issues

                 1. Such matters that exist now or may arise in the future because of the participation of the employees of the Dreyer's Grand Ice Cream Charitable Foundation and Edy's Grand Ice Cream Charitable Foundation in the Dreyer's Grand Ice Cream, Inc. Money Purchase Pension Plan, as amended, and the Dreyer's Grand Ice Cream, Inc. Savings Plan, as amended.

                                 SCHEDULE 5.12
                              TO CREDIT AGREEMENT

                             ENVIRONMENTAL MATTERS

Properties Which are Exceptions to Section 5.12(c):

1. 5929 College Avenue, Oakland, California (and adjacent site to the extent that there has been migration).

2.  1250 Whipple Road, Union City, California.

3.  Edy's Grand Ice Cream Fort Wayne, Indiana plant.

                                 SCHEDULE 5.15
                              TO CREDIT AGREEMENT

                    PENDING UNFAIR LABOR PRACTICE COMPLAINTS

1.  Edy's Grand Ice Cream,  NLRB Case No. 25-CA-23141

                                 SCHEDULE 5.16
                              TO CREDIT AGREEMENT

              PENDING INTELLECTUAL PROPERTY DISPUTES, CLAIMS, ETC.

    1.  Claims of Stanley Jones Against Polar Express Systems International,
        Inc.

    2.  Don Thomas Claim

    3. Dreyer's Grand Ice Cream, Inc. and Edy's Grand Ice Cream, Inc. v. Calip Dairies, Inc., T&W Ice Cream, Inc., and T&W Sales, Inc., dba T&W Ice Cream of New Jersey, Inc.

                                 SCHEDULE 5.17
                              TO CREDIT AGREEMENT



A.  Name and Jurisdiction of Incorporation of Subsidiaries
    ------------------------------------------------------

                                              Jurisdiction of
      Name                                    Incorporation
      ----                                    -------------
      Edy's Grand Ice Cream                    California

      Edy's of Illinois, Inc.                  Illinois

      Polar Express Systems                    Kentucky
        International, Inc.

      Dreyer's International, Inc. [FSC]       Virgin Islands


B.  Ownership Interests
    -------------------

                                                Type of
      Name                                      Entity
      ----                                      ---------

      M-K-D Distributors Inc.                   Corporation

      DSD Partnership                           General Partnership

      Kabushiki Kaisha Dreyer's Japan           Limited Liability Stock Company

      Yadon Enterprises, Inc.                   Corporation


                               MANWELL & MILTON



                                 EXHIBIT A to
                           Letter dated May 6, 1994



Dolly Madison New York Store Door Distribution Agreement dated November 20, 1992 between Edy's and Calip Dairies, Inc.

Steve's New York Store Door Distribution Agreement dated November 20, 1992 between Edy's and Steve's Homemade Ice Cream, Inc.

Steve's National Distribution Agreement dated November 20, 1992 between Dreyer's, Edy's and Steve's Homemade Ice Cream, Inc.